UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2007
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212

(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.
     On February 6, 2007, the Compensation Committee of the Board of Directors of Windstream Corporation (“Windstream”) approved forms of restricted share agreements under the Windstream 2006 Equity Incentive Plan for our executive officers and non-employee directors in connection with grants of awards to these individuals.
Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 7, 2007, the Board of Directors of Windstream amended the Bylaws of Windstream, effective February 7, 2007, to remove the requirement that the Board of Directors hold an annual meeting of directors immediately following, and at the same place as, the annual meeting of stockholders.
     The above descriptions of the Bylaws of Windstream and the forms of Restricted Share Agreements are qualified in their entirety by the full text of such agreements which are attached as Exhibits 3.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.
Item 9.01      Exhibits.
(d)      Exhibits

Exhibit
Number	Description

Exhibit 3.1	Amended and Restated Bylaws of Windstream Corporation, effective February 7, 2007

Exhibit 10.1	Form of Restricted Shares Agreement (Officers: Performance-Based Restricted Stock)

Exhibit 10.2	Form of Restricted Shares Agreement (Officers: Restricted Stock)

Exhibit 10.3	Form of Restricted Shares Agreement (Non-Employee Directors)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION
By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

February 9, 2007

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 3.1	Amended and Restated Bylaws of Windstream Corporation, effective February 7, 2007

Exhibit 10.1	Form of Restricted Shares Agreement (Officers: Performance-Based Restricted Stock)

Exhibit 10.2	Form of Restricted Shares Agreement (Officers: Restricted Stock)

Exhibit 10.3	Form of Restricted Shares Agreement (Non-Employee Directors)

3